Exhibit 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 3905 National Drive, Suite 110 Burtonsville, MD 20866 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Boosts Testing of Device for Generating Electricity from Motion of Cars with Addition of Holiday Inn Express®

New Energy adds Holiday Inn Express® in Baltimore, MD to durability tests of its MotionPower™ prototype, previously announced at prominent Burger King® franchise in New York metropolitan area and the Four Seasons Hotel, Washington, DC.

Burtonsville, MD – July 28, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that the Companyhas expanded testing of its newest MotionPower™ prototype for generating electricity from the movement of cars and light trucks to include new, active durability field tests of the device at theHoliday Inn Express® Baltimore, owned and operated by Baywood Hotels, Inc., one of America’s fastest growing, privately owned hotel companies.

The Baywood Hotels’ $500 million-plus portfolio boasts award-winning brands and hotels in the Mid-Atlantic, Florida, and Texas regions, which include: Courtyard by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Fairfield Inn & Suites by Marriott, Hilton Garden Inn, Hampton Inn & Suites, Holiday Inn Express, Staybridge Suites, Country Inn & Suites, Comfort Suites, and several independent hotels.

“I’m proud to welcome Baywood Hotels’ Holiday Inn

Express® Baltimore to our growing roster of high-traffic commercial sites where we are conducting durability tests of our MotionPower™ device for generating electricity from the motion of cars and trucks,” stated Mr. Meetesh V. Patel, President and CEO of the New Energy Technologies, Inc.  “Through these important tests, we hope to learn exactly how we can best optimize our MotionPower™ system for real world applications.”

Engineers have designed and built New Energy’s latest MotionPower™ prototype as an ultra-low profile, modular device which can be easily customized to varying lengths based on site requirements.  Once fully optimized for efficiency, engineers envision New Energy’s MotionPower™ device for cars and light trucks could be installed at high traffic locations such as toll booths, traffic intersections, rest areas, travel plazas, border crossings, neighborhoods with traffic calming zones, parking sites similar to the tests sites at the Four Seasons Washington and Holiday Inn Express®locations, and drive-thrussuch as the recently announced Burger King®test site.

In recent weeks, New Energy announced plans to initiate durability testing of its MotionPower™ prototype device at quick-service giant, Burger King’s®, prominent franchise restaurant in Hillside, New Jersey, where more than 150,000 cars pass through each year.

Last month, the Company announced plans to expand its product range with development of a brand new fluid-driven MotionPower™ energy harvester for heavy trucks and vehicles, complimenting the Company’s newly-prototyped mechanical MotionPower™ system for cars and light trucks.

New Energy has filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.

An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways every day.  New Energy engineers have developed MotionPower™ technologiesto generate ‘clean’ electricity by harnessing the kinetic energy of these vehicles.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•         MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and

•         SolarWindow™technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a recently published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov.The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.